FIRST PACTRUST BANCORP, INC. RECEIVES FEDERAL RESERVE APPROVAL FOR ACQUISITION OF BEACH BUSINESS BANK

Company Release - 6/1/2012

IRVINE, Calif.--(BUSINESS WIRE)-- First PacTrust Bancorp, Inc. (Nasdaq: BANC), the holding company for PacTrust Bank, announced today that the Federal Reserve Bank of San Francisco had approved its application to become a bank holding company and to acquire Beach Business Bank.  First PacTrust expects to close the acquisition shortly following  the expiration of the 15-day waiting period associated with the Federal Reserve’s approval order.  As previously announced by Beach, Beach’s shareholders approved the acquisition on December 27, 2011.

The acquisition of Beach is expected to strengthen First PacTrust’s presence in the commercial banking market and expand its footprint in markets such as Manhattan Beach, Long Beach and Costa Mesa, California.  First PacTrust expects to maintain strong capital ratios after the acquisition, and the transaction is expected to be accretive to First PacTrust’s earnings in the first year, excluding one-time merger costs, and accretive to tangible book value within one year of closing.  Upon completion of the transaction, First PacTrust expects to maintain approximately $1.45 billion in total assets with 18 branches located throughout Los Angeles, Orange, San Diego and Riverside counties.

Greg Mitchell, First PacTrust’s President and Chief Executive Officer, commented, “Approval of our application to become a bank holding company and complete the acquisition of Beach Business Bank represents an important milestone in the evolution of First PacTrust Bancorp as we continue to build a premier banking enterprise in California.  To our knowledge, with this approval First PacTrust will become the first savings-and-loan holding company since the passage of the Dodd-Frank legislation to successfully convert to a bank holding company. We are appreciative of the hard work performed by our staff, Board of Directors and regulators in getting us to this point.  Most importantly, we are looking forward to welcoming Bob Franko and the team at Beach Business Bank into the First PacTrust family.”

Wachtell, Lipton, Rosen & Katz is serving as counsel to First Pactrust for this transaction and the related regulatory applications and Wunderlich Securities, Inc. is acting as financial adviser.

About the Company

First PacTrust Bancorp, Inc. is the parent holding company of PacTrust Bank and is headquartered in Irvine, California.  The company currently operates through 15 banking offices, including one loan production office, serving primarily San Diego, Riverside, Orange and Los Angeles counties in California.

Cautionary Statement Regarding Forward-Looking Statements

This press release and certain of our filings with the SEC contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are forward-looking statements.  When used in this press release and in other public shareholder communications, in documents filed with or furnished to the SEC, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify forward-looking statements within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995.  These statements may relate to First PacTrust’s future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

These forward-looking statements are based upon information presently known to First PacTrust’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in First PacTrust’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Cautionary Notice Regarding Forward-Looking Statements.”  First PacTrust believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. First PacTrust does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Investor Relations Inquiries:
First PacTrust Bancorp, Inc.
Gregory A. Mitchell, President and CEO
949-236-5200

Source: First PacTrust Bancorp, Inc.